Exhibit 99.1

NOTICE OF REDEMPTION

ESB Capital Trust IV

35,000 Fixed/Floating Rate Capital Securities

and

1,083 Fixed/Floating Rate Common Securities

NOTICE IS HEREBY GIVEN in connection with the Amended and Restated Declaration of Trust dated as of February 10, 2005 between WesBanco, Inc. (as successor to ESB Financial Corporation) as Sponsor, Wilmington Trust Company, as Institutional Trustee and Delaware Trustee, and the Administrators named therein that the Fixed/Floating Rate Capital Securities and the Fixed/Floating Rate Common Securities, together the “Securities,” will be redeemed on May 11, 2015 (the “Redemption Date”) at the stated liquidation amount ($1,000.00 per Security) plus accrued and unpaid Interest thereon to the Redemption Date (together, the “Redemption Price”).

The Redemption Price will become due and payable upon presentation of the Securities and Interest will cease to accrue on the Redemption Date.

In order to receive payment of the Redemption Price, the Securities certificates must be presented and surrendered to the Property Trustee at the address indicated below:

Wilmington Trust Company
1100 North Market Street, 5th Floor
Rodney Square North
Wilmington, DE  19890-0001
Attn:  Michael H. Wass

Please contact Michael H. Wass at (302) 636-6398 if you have any questions.

NOTICE
Withholding of 28% of gross redemption proceeds of any payment made within the United States is required by the Job and Growth Tax Relief Act of 2003, unless the Paying Agent has the correct taxpayer identification number (social security or employer identification number) or exemption certificate of the Payee.  You must furnish a properly completed IRS Form W-9 (version updated 12/00 or later) when presenting your securities.

Dated:  March 17, 2015